UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2015

GUIDED THERAPEUTICS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	0-22179	58-2029543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5835 Peachtree Corners East, Suite D Norcross, Georgia (Address of Principal Executive Offices)	30092 (Zip Code)

Registrant's Telephone Number, Including Area Code:     (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 10, 2015, the Company entered into a joinder agreement with certain holders of the Company’s Series B convertible preferred stock (the “Series B Holders”) and a holder of a promissory note previously issued by the Company, pursuant to which they each became a party to the previously disclosed securities purchase agreement, dated June 29, 2015 (the “Purchase Agreement”), and registration rights agreement, dated June 29, 2015 (the “Registration Rights Agreement”), and will, pursuant to the Purchase Agreement, purchase an aggregate of 432 shares of the Company’s Series C convertible preferred stock (the “Series C Preferred”), at a purchase price of $750 per share and a stated value of $1,000 per share, and will receive, on a pro rata basis, warrants (the “Series C Warrants”) exercisable to purchase an aggregate of approximately 6.8 million shares of the Company’s common stock.

The description of the joinder agreement is qualified in its entirety by reference to the joinder agreement attached as Exhibit 10.1 to this current report and incorporated herein by reference. The material terms of the Purchase Agreement, the Series C Preferred, and the Series C Warrants were previously disclosed in the Company’s current report on Form 8-K, filed June 30, 2015.

The Series B Holders and the promissory note holder will exchange their outstanding shares of Series B preferred stock or promissory note in lieu of cash, on a dollar-for-dollar basis, on the same terms as each other investor purchasing shares of Series C Preferred under the Purchase Agreement.

This current report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities described above have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02. The issuance of the securities described above has been conducted as a private placement to “accredited investors” (as that term is defined under Rule 501 of Regulation D), and is exempt from registration under the Securities Act of 1933 in reliance upon Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Exhibit
10.1	Joinder Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

/s/ Gene S. Cartwright, Ph.D.
By: Gene S. Cartwright, Ph.D.
President and Chief Executive Officer

Date: July 13, 2015

EXHIBIT INDEX

Number	Exhibit
10.1	Joinder Agreement

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